Exhibit 107

Calculation of Filing Fee Tables

Amendment No. 1 to

Form F-3

(Form Type)

Q&K International Group Limited

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title(1)	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	—	Primary Offering -	—			—		—
	Equity security	Class A ordinary shares, par value US$0.00001 per share(3)		(2)
	Equity security	Preferred shares		(2)
	Debt security	Debt securities		(2)
	Equity security	Warrants		(2)
	Others	Units		(2)
	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	457(o)	(2)		US$280,000,000(4)	US$92.70 per US$1,000,000	US$25,956(4)
		Total Primary Offering				US$280,000,000(4)	US$92.70 per US$1,000,000	US$25,956(4)
Fees Previously Paid		Primary Offering
	Equity security	Class A ordinary shares, par value US$0.00001 per share(3)		(2)		US$20,000,000(4)
		Total Primary Offering				US$20,000,000(4)	US$109.10 per US$1,000,000	US$2,182(4)
	Total Offering Amounts					US$300,000,000(4)		US$28,138(4)
	Total Fees Previously Paid							US$2,182
	Total Fee Offsets							—
	Net Fee Due							US$25,956(4)

(1)

Includes (i) securities initially offered and sold outside the United States that may be resold from time to time in the United States either as part of their distribution or within 40 days after the later of the effective date of this registration statement and the date the securities are first bona fide offered to the public, and (ii) securities that are issuable upon the exercise of the underwriters’ over-allotment option to purchase additional shares. These securities are not being registered for the purposes of sales outside the United States.

(2)

An indeterminate amount or number of the securities of each identified class described in this registration statement is being registered as may from time to time be issued by the registrant at indeterminate prices in U.S. dollars, and subject to Rule 462(b) under the Securities Act, in no event will the aggregate maximum offering price of all securities sold by the registrant pursuant to this registration statement exceed US$300,000,000 or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies.

(3)

These Class A ordinary shares may be represented by American depositary shares, each of which represents one hundred and fifty (150) Class A ordinary shares. The American depositary shares issuable upon deposit of the Class A ordinary shares registered hereby have been registered under a separate registration statement on Form F-6 (Registration No. 333-234252).

(4)	Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(o) of Regulation C under the Securities Act of 1933, as amended.